UNITED STATES

SECURITY AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018

NUSTATE ENERGY HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-04496677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Olas Blvd Suite 1400

Ft. Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2018 Mr. Kevin Yates resigned his positions as a Director and as Chief Executive Officer of the Company. There were no disagreements between the Company and Mr. Yates on any matter.

On February 12, 2018 the Company’s Board of Directors appointed Messrs. Mark Lucky and Tom Grbelja to the Board of Directors. In addition, Mr. Lucky was appointed to be the Chairman and Chief Executive Officer for the Company. Biographical information for Messrs. Lucky and Grbelja are as follows:

Mark Lucky

Mr. Lucky has more than 20 years of experience serving as a public company chief financial officer. His professional experience includes working with start-ups, development-stage and mature companies in a wide variety of industries. Mr. Lucky has worked as a consultant to various public and private companies, including RealBiz Media Group, Inc. (OTCBB:RBIZ), Intelligent Living America, Inc. (OTCBB: ILIV), and Ronn Motor Group, Inc. Prior to that, Mr. Lucky served as the CFO for IceWeb Inc. (OTCBB: IWEB) from March, 2007 to May, 2014. From 2004 to 2005 he served as Vice President of Finance and Administration at Galt Associates, Inc., a Sterling, Virginia informatics/ technology and medical research services company and from 2001 to 2004 he was Vice President of Finance and Administration of MindShare Design, Inc., a San Francisco, California based internet technology company. During his career Mr. Lucky has also been employed by Axys Pharmaceuticals, Inc (NASDAQ: AXPH) a San Francisco, California-based early stage drug discovery biotech company, PriceWaterhouseCoopers, LLC, COMPASS Management and Leasing, Inc., Mindscape, Inc., The Walt Disney Company and KPMG. Mr. Lucky formerly served as a member of the board of directors of Intelligent Living America, Inc., VOIS Inc. and HASCO Medical, Inc. Mr. Lucky received a B.A. degree in Economics from the University of California, Los Angeles.

Based on his business experience the Company believes that Mr. Lucky is well-qualified to serve on the Company’s Board of Directors.

Thomas Grbelja

Mr. Grbelja serves as a director of Realbiz Media Group, Inc. (OTCBB: RBIZ) and previously served as their Chief Financial Officer from June 19, 2105 to January 2, 2017. Mr. Grbelja has spent over 30 years as a Certified Public Accountant providing a wide variety of professional accounting, tax and financial consulting services to professional service, manufacturing, and construction industry participants. Since 1990 he has served as the President and a Founding Member of Burke Grbelja & Symeonides, LLC, Certified Public Accountants, an accounting firm based in Rochelle Park, New Jersey. In addition, between 1983 and 1990, Mr. Grbelja worked as an accountant at Coopers & Lybrand, where he was responsible for the overall audit engagement, including filings with the SEC, for certain large, publicly traded companies. He received his undergraduate degree in accounting at Fairleigh Dickinson University and is a Certified Public Accountant.

Based on his business experience the Company believes that Mr. Grbelja is well-qualified to serve on the Company’s Board of Directors.

Mr. Lucky’s compensation agreement has yet to be determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTATE ENERGY HOLDINGS, INC.

Date: February 12, 2018	By:	/s/ Mark Lucky
Mark Lucky
Chief Executive Officer